Poster # 910-D0272

Safety and Efficacy of a Novel Crosslinked Hyaluronic Acid (CMHA-S), JDE-003, for Healing Corneal Ulcers

David Williams[1]; Barbara Wirostko[2]; Brenda Mann[2,3]

[1]Department of Veterinary Medicine, University of Cambridge (Cambridge, UK); [2]Jade Therapeutics, Inc. (Salt Lake City, UT); [3]SentrX Animal Care (Salt Lake City, UT)

INTRODUCTION

Post-traumatic corneal stromal ulceration is painful and potentially sight-threatening; thus, a topical treatment that increases the rate of ulcer healing would be a valuable addition to the ophthalmic therapeutic armamentarium. Hyaluronic acid (HA) has a beneficial role in many physiologic processes, including wound healing[1], yet solutions of HA may be flushed from the eye too quickly when used topically. Alternatively, crosslinking HA may lead to better retention on eye. Crosslinked thiolated carboxymethyl HA (CMHA-S; Figure 1) has previously shown utility for reducing hyperaemia, irritation, and discharge in dogs with keratoconjunctivitis sicca (KCS)[2].



Figure 1. Left: Chemical structure of CMHA-S. Right: Schematic of disulfide crosslinked CMHA-S.

OBJECTIVES

- Assess safety and tolerability of crosslinked CMHA-S delivered topically on eye.
- Compare healing time of corneal stromal ulcers in cats and dogs in a clinical setting using crosslinked CMHA-S versus a non-crosslinked HA solution.

METHODS

Study 1: Safety and Tolerability in Rabbits

- NZW rabbits dosed topically 6x/day for 28 days (40 µl dose)
- Animals received crosslinked CMHA-S or vehicle (PBS)
- Clinical exams daily for tolerability
- Examined at 28 days for corneal thickness, systemic toxicity
- Study conducted in accordance with GLP for Nonclinical Laboratory Studies

Table 1. Treatment groups for safety and tolerability study

Group	N		Treatment	CMHA-S Concentration	Route (OU)
	Female	Male			
1	3	3	PBS	N/A	Bilateral
2	6	6	CMHA-S	0.4%	Bilateral
3	6	6	CMHA-S	0.75%	Bilateral

METHODS

Study 2: Efficacy in Cats and Dogs

- Animals diagnosed with naturally occurring acute corneal stromal ulceration; those with ocular surface infection or symptoms of KCS excluded from study
- Each species randomized into 2 groups (n=15 each)
  - Group 1: 0.75% crosslinked CMHA-S
  - Group 2: 0.3% non-crosslinked HA solution
  - Study conducted double-masked



- Animals received 1-2 drops in affected eye, 3x/day, until healed
- Animals examined clinically by direct and indirect ophthalmoscopy and slit lamp biomicroscopy
- Ulcer presence evaluated by fluorescein staining; time to ulcer healing (no staining) documented
- Animals were entered into the study with full owner informed consent
- Study conducted in accordance with the welfare guidelines of ARVO and the Royal College of Veterinary Surgeons UK

RESULTS

Study 1: Safety and Tolerability in Rabbits

Rabbits receiving 28 days of 6x/day therapy demonstrated:

- No signs of inflammation
- No change in corneal thickness
- No system toxicity clinically or histopathologically

Study 2: Efficacy in Cats and Dogs

Feline stromal ulcers

- ✧Treated with CMHA-S healed in 21.0 ± 11.0 days
- ✧Treated with HA healed in 31.8 ± 10.3 days
- No significant difference in age between groups (9.3 ± 3.7 yrs in CMHA-S group vs 8.6 ± 2.4 in HA group)
- Healing time did not depend on breed or gender

Canine stromal ulcers

- ✧Treated with CMHA-S healed in 14.8 ± 4.1 days
- ✧Treated with HA healed in 18.3 ± 4.9 days
- No significant difference in age between groups (7.3 ± 1.3 yrs in CMHA-S group vs 7.1 ± 1.9 in HA group)
- Healing time did not depend on breed or gender

RESULTS



Time to corneal healing (days)
60
50
40
30
20
10
0
*
**
Cat HA
Cat CMHA-S
Dog HA
Dog CMHA-S

Figure 2. Corneal ulcer healing time in cats and dogs. Bars represent 95% confidence intervals of the means; lines represent range of values obtained. * p = 0.01; ** p = 0.04



Figure 3. Finnegan Bell, a 5yr old cat with a non-healing corneal defect. Left: At 35 days with no healing. Right: 10 days after beginning treatment with crosslinked CMHA-S.

CONCLUSIONS

➢Crosslinked CMHA-S, delivered topically to the eye, is safe and well tolerated.

➢Spontaneously occurring corneal ulcers in cats and dogs healed faster when treated with crosslinked CMHA-S than with a non-crosslinked HA solution.

REFERENCES

1.Chen WY, Abatangelo G. *Wound Repair Regen* 1999;7:79-89.
2.Williams DW, Mann BK. *PLoS ONE* 2014;9(6):e99766.

ACKNOWLEDGEMENTS

The authors would like to thank the staff at Absorption Systems where the rabbit study was performed, and Dr. Mamalis at Moran Eye Center (University of Utah), who performed the rabbit histopathology.

Questions? **Email**: dlw33@cam.ac.uk

Websites: EyeGatePharmacueticals.com; sentrxanimalcare.com

Crosslinked CMHA-S is currently sold globally for veterinary ocular use under the name Remend (Bayer Animal Health) and Aptus (Orion Pharmaceutical), and is being developed for human clinical use by Jade Therapeutics.
Jade Therapeutics is a wholly owned subsidiary of Eyegate Pharmaceuticals, Inc.

Financial Disclosure: **Mann**, SentrX (E,S), Jade (E,S); **Wirostko**, Jade (E,S)